EXHIBIT 10.84

NAVISTAR INTERNATIONAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

(AMENDED AND RESTATED AS OF DECEMBER 16, 2008)

SECTION I

ESTABLISHMENT OF THE PLAN

The Board of Directors of Navistar International Corporation approved the establishment of the Navistar International Corporation 2004 Performance Incentive Plan (“Plan”) on October 21, 2003, and approved by Stockholders at the Corporation’s annual meeting held on February 17, 2004. The Plan replaces the Navistar 1994 Performance Incentive Plan and the Navistar 1998 Supplemental Stock Plan, each of which terminated December 16, 2003 under the terms of the plans, and the Plan replaces and supersedes the Navistar 1988 Non-Employee Directors Stock Option Plan. The Plan was amended on December 14, 2004 and approved by Stockholders at the Corporation’s annual meeting held on March 23, 2005. The Plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, and May 27, 2008. The Plan is hereby further amended and restated as of December 16, 2008.

SECTION II

PURPOSE OF THE PLAN

The purpose of the Plan is to enable the Corporation and its subsidiaries to attract and retain highly qualified Employees, Consultants, and Non-Employee Directors, and additionally to provide key Employees who hold positions of major responsibility the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in shareowner value.

SECTION III

DEFINITIONS

For the purposes of the Plan, the following words and phrases shall have the meanings described below in this Section III unless a different meaning is plainly required by the context.

(1) “Annual Incentive Award” means an award of cash determined by the Committee after the end of the Fiscal Year.

(2) “Award” means an award made under the Plan.

(3) “Award Agreement” means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted to a Participant.

(4) “Board of Directors” means the Board of Directors of Navistar International Corporation.

(5) “Change in Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or International Truck and Engine Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Corporation: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or International Truck and Engine Corporation or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of International Truck and Engine Corporation occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or with two (2) years, cease to constitute a majority of the Board of Directors of the Corporation. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

(6) “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(7) “Committee” means the Compensation Committee of the Board of Directors.

(8) “Common Stock” means the common stock of the Corporation.

(9) “Consultant” means a person engaged under a written contract with the Corporation or any subsidiary of the Corporation that was executed by the Corporation’s Chief Executive Officer or Chief Financial Officer to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling Common Stock to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933, as amended, or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, registration on a Form S-8 (Registration Statement Under the Securities Act of 1933).

(10) “Corporation” means Navistar International Corporation.

(11) “Employee” means a person regularly employed by the Corporation or any subsidiary of the Corporation, including its officers.

(12) “Exercise Price” means the amount for which one share of Common Stock may be purchased upon exercise of a Stock Option, as specified in the applicable Award Agreement.

(13) “Fair Market Value” means the average of the high and the low prices of a share of Common Stock on the Grant Date as set forth in the New York Stock Exchange—Composite Transactions listing published in the Midwest Edition of The Wall Street Journal or equivalent financial publication.

(14) “Fiscal Year” means the fiscal year of the Corporation.

(15) “Freestanding SAR” means any SAR that is granted independently of any Stock Option.

(16) “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves an Award, or (ii) such other date as may be specified by the Board or such Committee. The Grant Date of a Stock Option will, unless the Committee expressly determines otherwise, be the business day on which the Committee approves the grant of such Stock Option.

(17) “Incentive Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of no longer than ten (10) years from the date of grant which options are designed to meet the requirements set out under Section 422 of the Code.

(18) “Non-Employee Director” means as of the Grant Date of an Award an individual who is a director of the Corporation and is neither a Consultant nor an Employee of the Corporation or any of its subsidiaries.

(19) “Nonqualified Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of not more than ten (10) years which options are stated not to be Incentive Stock Options under the Code.

(20) “Participant” means (a) an Employee selected by the Corporation for participation in the Plan, (b) with respect to Nonqualified Stock Options, SARs, Restricted Stock and Stock Units, a Consultant, and (c) with respect to Nonqualified Stock Options, Restricted Stock and Stock Units, a Non-Employee Director.

(21) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m) as set forth in Section 162(m)(4)(C).

(22) “Performance Measure” means the performance measurement provided by Section VI.

(23) “Performance Period” means the period during which performance goals must be met for purposes of the Performance Measure.

(24) “Plan” means the Navistar International Corporation 2004 Performance Incentive Plan as set forth herein and as it may be amended hereafter from time to time.

(25) “Qualified Retirement” means with respect to an Employee a termination from employment from the Corporation or any of its subsidiaries that occurs after the Employee attains age 55 and at the time of the termination the Employee has either: (i) 10 or more years of continuous service as a full-time Employee, or (ii) 10 or more years of service that would constitute credited service under the definition contained in the International Truck and Engine Corporation Retirement Plan for Salaried Employees (“RPSE”). Qualified Retirement for a Non-Employee Director means retirement under a retirement policy of the Board for Non-Employee Directors.

(26) “Restoration Stock Option” means a Nonqualified Stock Option granted pursuant to Section VII(7) and which is awarded upon the exercise of a Nonqualified Stock Option earlier awarded under the Plan or any other plan of the Corporation, including an earlier awarded Restoration Stock Option (an “Underlying Option”); provided, however, that in no event shall a Restoration Stock Option be granted in respect of any Underlying Option awarded under the Plan or any other plan of the Corporation on or after December 16, 2008.

(27) “Restricted Stock” means a right to acquire one or more shares of Common Stock, as evidenced by an Award Agreement, that is restricted as to sale or transfer and, except as otherwise specified in Section XI(3), subject to a substantial risk of forfeiture.

(28) “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Stock Option, pursuant to the terms of Section X of the Plan.

(29) “Stock Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(30) “Stock Units” mean units for Restricted Stock granted pursuant to Section XI.

(31) “Tandem SAR” means an SAR granted with respect to a share pursuant to Section X hereof in connection with a related Stock Option, under which: (a) the exercise of the SAR with respect to the share shall cancel the right to purchase such share under the related Stock Option, and (b) the purchase of the share under the related Stock Option shall cancel the right to exercise the SAR with respect to such share.

SECTION IV

ELIGIBILITY

Management will, from time to time, select and recommend to the Committee Employees who are to become Participants in the Plan. Such Employees will be selected from those who, in the opinion of management, have substantial responsibility in a managerial or professional capacity. Similarly, management will, from time to time, select and recommend to the Committee Consultants who are to become Participants in the Plan for the purpose of Nonqualified Stock Option Awards, SARs, Restricted Stock and Stock Units. Such Consultants will be selected from those who, in the opinion of management, have substantial responsibility in an advisory or professional capacity. Non-Employee Directors shall also be Participants in the Plan for the purpose of Nonqualified Stock Option Awards, Restricted Stock and Stock Units.

SECTION V

ANNUAL INCENTIVE AWARDS

(1) As soon as practical following the end of the Fiscal Year, the Committee will certify performance achieved against the performance criteria established at the beginning of the Fiscal Year. The performance criteria shall be determined in the discretion of the Committee considering all factors relevant to the management of the Corporation, provided that an Award under this Section that is intended to qualify for the Performance-Based Exception shall satisfy the Performance Measures and the requirements of Section 162(m) of the Internal Revenue Code.

(2) The Committee, in its sole discretion, may reduce or eliminate any Award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the Award. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the Participant’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

(3) Performance criteria for Annual Incentive Awards will not be increased or decreased within a Fiscal Year except for extraordinary circumstances approved by the Committee.

(4) Payment of an Annual Incentive Award will be made in cash to the Participant during the period beginning January 1 and ending March 15 of the year following the end of the Fiscal Year to which the Annual Incentive Award relates, subject to any acceleration or delay in payment permitted under Code Section 409A, as defined in Section XXII.

(5) The Committee may permit the deferral of any Award and may permit payment on deferrals to be made subject to rules and procedures it may establish; provided that in the case of any Nonqualified Stock Option, the Committee may permit a feature that provides for the deferral of compensation, including, but not limited to, a feature that allows a holder of a Nonqualified Stock Option to elect deferred delivery of profit shares, only with respect to any Nonqualified Stock Option that was earned and vested on December 31, 2004, determined pursuant to and in accordance with Code Section 409A, as defined in Section XXII. These rules may include provisions crediting interest on deferred cash accounts.

(6) The Committee shall set the performance criteria for each year’s Annual Incentive Awards no later than the first 90 days of the Fiscal Year.

(7) It shall be presumed unless the Committee determines to the contrary, that all Awards to Employees under this Section are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rules of Section 162(m) of the Internal Revenue Code, the maximum Award under this Section of the Plan to any one Employee during any one Fiscal Year shall not exceed $4,000,000.

SECTION VI

PERFORMANCE MEASUREMENT

(1) Unless and until the Corporation’s stockholders approve a change in the general Performance Measures set forth in this Section VI, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the Performance Measures to be used for purposes of such Awards may be measured at the Corporation level, at a subsidiary level, or at an operating unit level and shall be chosen from among: (a) income measures (including, but not limited to, gross profits, operation income, earnings before or after taxes, earnings per share, cost reductions); (b) return measures (including, but not limited to, return on assets, capital, investment, equity, or sales); (c) cash flow, cash flow return on investments, which equals net cash flows divided by owners equity; (d) gross revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price (including, but not limited to, growth measures and total shareholder return); (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, growth strategies, strategic initiatives, product development, product quality, corporate development, and leadership development); and (l) any combination of, or a specified increase in, any of the foregoing.

(2) The Committee shall set the Performance Measures for each year’s Annual Incentive Awards no later than the first 90 days of the Fiscal Year.

(3) The Committee shall have the discretion to adjust the determination of the degree of attainment of the preestablished goals; provided that the Awards that are designated to qualify for Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward). In no event shall the Performance Period for any performance-based equity Award be less than one year.

(4) In the case of any Award that is granted subject to the condition that a specific Performance Measure be achieved, no payment under such Award shall be made prior to the time the Committee certifies in writing that that the Performance Measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a share of Common Stock from the date the Award is made.

SECTION VII

STOCK OPTIONS FOR EMPLOYEES AND CONSULTANTS

(1) The Committee may grant Nonqualified Stock Options or Incentive Stock Options or a combination of both to Employee Participants in the amount and at the time that the Committee approves. The Committee may grant Nonqualified Stock Options to Consultant Participants in the amount and at the time that the Committee approves. In order to provide a limitation on the number of shares as provided for in Section 162(m) of the Internal Revenue Code and the regulations thereunder, Stock Option grants shall be limited to a maximum of 1,000,000 shares per year for any Employee Participant.

(2) The Committee will document the terms of the Stock Option in an Award Agreement to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Subject to adjustment pursuant to Section XII, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.

(3) Unless otherwise determined by the Committee, a Stock Option granted under the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the Stock Option to the extent of one third of the shares, to the extent of one third of the shares after commencement of the third year, and to the extent of one third of the shares after commencement of the fourth year.

(4) A Stock Option granted under the Plan will be exercisable during such period as the Committee may determine, and will be subject to earlier termination as hereinafter provided. In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term. Except as provided herein, no Stock Option granted under this Section of the Plan to an Employee or Consultant may be exercised at any time unless the Participant who holds the Stock Option is then an Employee or Consultant, respectively. The option can be exercised in whole or in part through (i) cashless exercise, (ii) the Corporation withholding from the shares of Common Stock otherwise issuable upon exercise of the Stock Option a number of shares of Common Stock having a fair market value equal, as of the date of exercise, to the Exercise Price of the Stock Option multiplied by the number of shares of Common Stock in respect of which the Stock Option shall have been exercised (“Net-Exercise”), or (iii) other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the Stock Options. If an exercise is not covered by instructions issued by the Corporate Secretary, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option either (I) by cash including a personal check made payable to the Corporation, (II) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (III) by any combination of cash and unrestricted Common Stock, and in either case, by payment to the Corporation of any withholding tax. In no event may successive simultaneous pyramiding be used to exercise a Stock Option. Shares which otherwise would be delivered to the holder of a Stock Option may be delivered, at the election of the holder, to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(5) The Participant who holds a Stock Option will have none of the rights of a shareowner with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option.

(6) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(7) Provisions for Restoration Stock Options may be contained in the terms of a Underlying Option that was granted under the Plan prior to December 16, 2008. Restoration Stock Options granted under the Plan in respect of any Underlying Option awarded hereunder prior to December 16, 2008 may be granted pursuant to the following terms: (a) Restoration Stock Options may be granted if the Participant elects to make a restoration option exercise of an Underlying Option, pays the exercise price by transferring to the Corporation Common Stock of the Corporation held by the Participant, and pays the withholding tax by transferring Common Stock or cash. The number of Restoration Stock Options that will be granted is equal to the number of shares used to pay the exercise price and the number of shares with value equal to the tax liability; (b) The Restoration Stock Options will have a term equal to the remaining term of the Underlying Option, will have an Exercise Price equal to the Fair Market Value of the stock on the date of grant of the Restoration Option, and will become exercisable in six months after grant (or, if sooner, one month before the end of the term of the Underlying Option), and otherwise will have the same general terms and conditions Nonqualified Stock Options granted by the Corporation; (c) The shares that represent the difference between the Exercise Price of the Underlying Option and the value of the shares on the date of exercise, less withholding taxes, generally cannot be transferred for a period of three (3) years; and (d) To the extent permitted by the Committee under Section V(5), at the election of the Participant delivery of the shares may be deferred.

(8) In the event of the termination of the employment of an Employee who holds an outstanding Stock Option, other than by reason of death, total and permanent disability or a Qualified Retirement, the Employee may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of employment. In the event of termination of service as a Consultant who holds an outstanding Stock Option, other than by reason of death or total and permanent disability, the Consultant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service. Stock Options granted under this Section of the Plan to an Employee will not be affected by any change of employment so long as the Participant continues to be an Employee. Provided, however, if the Participant is terminated for cause as defined in the International Truck and Engine Corporation Income Protection Plan, or if the Participant is covered by a different severance plan or agreement, then as defined in such plan or agreement, the three-month period provided by this subsection shall not apply and the Stock Option shall cease to be exercisable and shall lapse as of the effective date of the termination of the Employee.

(9) Except as provided in Section VII(12), in the event of a Qualified Retirement an Employee who holds an outstanding Stock Option may exercise the Stock Option to the extent the option is exercisable or becomes exercisable under its terms, at any time during the term of the option grant.

(10) In the event of a total and permanent disability, as defined by the Corporation’s long term disability programs, an Employee or Consultant who holds an outstanding Stock Option may exercise the Stock Option, to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the option becomes exercisable with respect to such shares, but not after the expiration of the term of the option grant.

(11) In the event of the death of an Employee or Consultant who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the grant. If death occurs while employed by the Corporation or a subsidiary or performing services as a Consultant, or after a Qualified Retirement, or during the three- year period specified in Section VII(10), Stock Options may be exercised to the extent of the remaining shares covered by Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the three-month period specified in Section VII(8), Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(12) Notwithstanding the other provisions of Sections VII(9) or VII(11), no Stock Option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant’s participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

(13) Notwithstanding any provision of the Plan to the contrary, (a) the exercise of a Stock Option granted under the Plan at any time on or after April 16, 2007 shall be settled solely in shares of Common Stock, and under no circumstances whatsoever shall a Stock Option be exercisable with respect to any period during which the exercise of such Stock Option would violate Applicable Law, as defined in Section XXII, and (b) in accordance with both the terms of the Prospectus for the Plan and the power and authority reserved to the Committee under Section XIII, and to the fullest extent permitted under Applicable Law, as defined in Section XXII, the exercise of a Stock Option granted under the Plan at any time before April 16, 2007 shall be settled solely in shares of Common Stock, and under no circumstances whatsoever shall a Stock Option be exercisable with respect to any period during which the exercise of such Stock Option would violate Applicable Law, as defined in Section XXII.

SECTION VIII

STOCK OPTIONS NON-EMPLOYEE DIRECTORS

(1) The Committee may grant Nonqualified Stock Options to Non-Employee Directors.

(2) The Committee will document the terms of the Stock Option to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Subject to adjustment pursuant to Section XII, the Exercise Price of outstanding Stock Options fixed by the Committee shall not be modified.

(3) Unless otherwise determined by the Committee, a Stock Option granted under this Section of the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the Stock Option to the extent of one third of the shares, to the extent of one third of the shares after commencement of the third year, and to the extent of one third of the shares after commencement of the fourth year.

(4) A Stock Option granted this Section of the Plan will be exercisable during such period as the Committee may determine, and will be subject to earlier termination as hereinafter provided. In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term.

(5) Except as provided herein, no Stock Option granted under this Section of the Plan may be exercised at any time unless the Participant who holds the Stock Option is then a Non-Employee Director.

(6) A Stock Option granted under this Section of the Plan can be exercised in whole or in part through cashless exercise, Net-Exercise, as defined in Section VII(4), or other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the options. If an exercise is not covered by instructions issued by the Corporate Secretary, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option either (i) by cash including a personal check made payable to the Corporation; (ii) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash and unrestricted Common Stock, and in either case, by payment to the Corporation of any withholding tax. In no event may successive simultaneous pyramiding be used to exercise a Stock Option. Shares which otherwise would be delivered to the holder of a Stock Option may be delivered, at the election of the holder, to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(7) The Non-Employee Director who holds a Stock Option will have none of the rights of a shareowner with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option.

(8) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Non-Employee Director for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(9) In the event of the termination of service as a Non-Employee Director, other than by reason of death, total and permanent disability or a Qualified Retirement, a Non-Employee Director who holds an outstanding Stock Option may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service.

(10) Except as provided in Section VII(13), in the event of Qualified Retirement a Non-Employee Director who holds an outstanding Stock Option may exercise the Stock Option to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time during the term of the option grant.

(11) In the event of a total and permanent disability, as determined by the Committee, a Non-Employee Director who holds an outstanding Stock Option may exercise the Stock Option, to the extent the option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the Stock Option becomes exercisable with respect to such shares, but not after the expiration of the term of the option grant.

(12) In the event of the death of a Non-Employee Director who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the grant. If death occurs while the Participant is serving as a Non-Employee Director, or after a Qualified Retirement, or during the three-year period specified in Section VIII(11), Stock Options may be exercised to the extent of the remaining shares covered by the Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the three-month period specified in Section VIII(9), Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(13) Notwithstanding the other provisions of Sections VIII(10) or VIII(12), no option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Non-Employee Director engages in a business, whether as owner, partner, officer, employee, or otherwise, or serves as a director for such business, which is in competition with the Corporation or one of its affiliates, and if the Non-Employee Director’s participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

SECTION IX

PROHIBITION ON REPRICING AND DISCOUNTED OPTIONS

Notwithstanding any other provision in the Plan, no Stock Option issued under the Plan may be amended or modified in any way that changes the Exercise Price of the Stock Option, and no Stock Option may be issued with an Exercise Price that is less than the Fair Market Value of one share of Common Stock on the Grant Date of the Stock Option or in any other way discounted. This provision shall not limit any adjustments provided by Section XII relating to adjustments upon changes in capitalization.

SECTION X

STOCK APPRECIATION RIGHTS AND OTHER AWARDS

(1) Subject to the terms of the Plan, the Committee may grant any types of Awards other than Stock Options provided for in Sections VII and VIII, and Restricted Stock provided for in Section XI, including but not limited to SARs. The Committee shall determine the terms and conditions of such Awards.

(2) The Committee may, subject to the terms of the Plan, grant SARs to Employee and Consultant Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion in determining the number of SARs, subject to the terms of the Plan, and to determine the terms of the SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of one share of Common Stock on the Grant Date. The Exercise Price of Tandem SARs shall equal the Exercise Price of the related Stock Option.

(3) Tandem SARs may be exercised for all or part of the shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A related Stock Option is then exercisable.

(4) Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) The Tandem SAR shall expire no later than the expiration than the expiration of the Incentive Stock Option; (b) The value of the payout with respect to the Tandem SAR shall not exceed the excess of the fair market value of the shares subject to Incentive Stock Option at the time the Tandem SAR is exercised over the Exercise Price under the Incentive Stock Option; and (c) The Tandem SAR may be exercised only when the fair market value on the date of exercise of the shares subject to the Incentive Stock Option exceed the Exercise Price of the Incentive Stock Option.

(5) Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, impose upon them, subject, however, to the terms of the Plan.

(6) The term of SARs shall be determined by the Committee, in its discretion; provided that such term shall not exceed 10 years.

(7) Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) the excess of fair market value of one share of Common Stock on the date of exercise over the Exercise Price, by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in share equivalent fair market value, or in a combination thereof.

(8) Its shall be presumed unless the Company determines to the contrary, that all awards to Employees under this Section are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rule of Section 162(m) of the Internal Revenue Code, the number of SARs that can be granted to any one Employee in any Fiscal Year shall not exceed 1,000,000 shares, less the number of stock options granted to such Employee during the year. Any Award the value of which is not solely dependent on value of the stock on which the award is based shall not exceed $4,000,000 for any Employee for the year.

SECTION XI

RESTRICTED STOCK

(1) Restricted Stock, or Stock Units, may be granted during a Fiscal Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Stock, in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with Stock Options, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the terms of the Award Agreement are not fulfilled.

(2) Awards of Restricted Stock or Stock Units may be made under the Plan to Participants for meeting the stock ownership requirements as described in the Navistar Executive Stock Ownership Program, as may be amended from time to time by the Board of Directors, in their sole discretion, or for any other purpose.

(3) Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. In no event will an Award of Restricted Stock or Stock Units granted under the Plan vest in full prior to the commencement of the third year anniversary of the Grant Date, except that any Award (or portion thereof) of Restricted Stock or Restricted Stock Units granted under the Plan representing a Non-Employee Director’s first quarterly retainer shall be immediately vested upon the Grant Date.

(4) The Participant will be entitled to all dividends paid with respect to all Restricted Stock awarded under the Plan during the period of restriction and will not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock. The Participant also will be entitled to vote Restricted Stock during the period of restriction.

(5) All Restricted Stock certificates awarded under the Plan are to be delivered to the Participant with an appropriate legend imprinted on the certificate.

(6) In the event a Participant dies while employed by the Corporation or a subsidiary, performing services as a Consultant, or serving as a Non-Employee-Director of the Corporation, or following a Qualified Retirement or total or permanent disability, the Restricted Stock or Stock Units will vest as of the date of death and all restrictions shall lapse and the Restricted Stock or Stock Units will be immediately transferable to the named beneficiary or to the Participant’s estate. Any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. A beneficiary designation may be changed by filing the prescribed form with the Secretary of the Corporation at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(7) In the event a Participant who holds unvested Restricted Stock or Stock Units, terminates employment or service as a Non-Employee Director with the Corporation by reason of Qualified Retirement or total and permanent disability, the Restricted Stock or Stock Units will continue to vest according to the terms of the Restricted Stock. In the event a Participant who holds unvested Restricted Stock or Stock Units, terminates service as a Consultant by reason of total and permanent disability, the Restricted Stock or Stock Units will continue to vest according to the terms of the Restricted Stock.

(8) In the event a Participant otherwise terminates employment or service as a Consultant or Non-Employee Director, any Restricted Stock or Stock Units that is not vested forfeits to the Corporation.

(9) Its shall be presumed unless the Committee determines to the contrary, that all awards to Employees under this Section of the Plan are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rules of Section 162(m) of the Internal Revenue Code, the maximum Award under this Section of the Plan to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares.

SECTION XII

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, the Award Agreements may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares, subject to each outstanding Stock Option or SAR, the exercise prices in the event of changes in, or distributions with respect to, the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares, spinoffs and the like, and, in the event of any such changes in, or distribution with respect to, the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the limits applicable to Awards under the Plan, in each case, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION XIII

ADMINISTRATION OF THE PLAN

Full power and authority to construe, interpret and administer the Plan is vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, shareowners, Employee, Consultants, and Non-Employee Directors. The foregoing will include, but will not be limited to, all determinations by the Committee as to (a) the approval of Employees, Consultants, and Non-Employee Directors for participation in the Plan, (b) the amount of the Awards, (c) the performance levels at which different percentages of the Awards would be earned and all subsequent adjustments to such levels and (d) the determination of all Awards. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of Employees or Consultants who are employed or engaged to perform services, respectively, outside the United States, or Non-Employee Directors not resident in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.

SECTION XIV

NON-ASSIGNMENT

Awards under the Plan may not be assigned or alienated. In case of a Participant’s death, the amounts distributable to the deceased Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant’s estate. If there is any question as to the right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Corporation will have no further liability to anyone with respect to such amount.

SECTION XV

WITHHOLDING TAXES

A Participant may elect, subject to the provisions of the applicable Sections of the Plan and the terms of the Award, to pay any withholding tax due in connection with the exercise of any Stock Option or SAR or upon the vesting of Restricted Stock or the settlement of any other Award either (i) by cash including a personal check made payable to the Corporation or (ii) by delivering at fair market value, on the date that the amount of tax to be withheld is determined, unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash or unrestricted Common Stock. In addition, the Committee may permit, in the Award Agreement or otherwise, that in the event that a Participant is required to pay to the Corporation any amount to be withheld in connection with the exercise, vesting or settlement of an Award denominated in shares, the Participant may satisfy such obligation (in whole or in part) by electing to have the Corporation withhold a portion of the shares of Common Stock otherwise to be issued upon exercise, vesting or settlement of such Award equal in value to the minimum amount required to be withheld. The value of the shares to be withheld shall be the fair market value on the date that the amount of tax to be withheld is determined.

SECTION XVI

RIGHTS OF PARTICIPANT

To the extent that any Participant, beneficiary or estate acquires a right to receive payments or distributions under the Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted right or trust of any kind or fiduciary relationship between the Corporation and any Participant, beneficiary or estate.

SECTION XVII

MODIFICATION, AMENDMENT OR TERMINATION

The Committee may modify, amend, or terminate the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of shares of Common Stock available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section XII; (ii) lower the Exercise Price of the Stock Option or SAR grant value below 100% of the Fair Market Value of one share of Common Stock on the Grant Date, except as provided in Section XII; (iii) remove the repricing restriction set forth in Section IX; or (iv) require stockholder approval as a matter of law or under rules of the New York Stock Exchange. No Plan amendment shall, without the affected Participant’s consent, terminate or adversely affect any right or obligation under any Stock Option or other Award previously granted under the Plan. Without limiting the generality of the preceding sentence, in no event shall the Plan or any Award Agreement be amended to eliminate or otherwise adversely affect the election rights provided to a Participant pursuant to Section XX of the Plan without the written consent of the affected Participant.

SECTION XVIII

RESERVATION OF SHARES

(1) The total number of shares of Common Stock reserved and available for delivery pursuant to this Plan is 3,250,000 shares of Common Stock. The number of shares authorized and available shall be increased by shares of Common Stock subject to an option or award under this Plan or any other plan, including the Navistar 1994 Performance Incentive Plan, the Navistar 1998 Supplemental Stock Plan, or the 1998 Non-Employee Director Stock Option Plan, that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant of the plan, including shares used to pay the option exercise price of an option issued under the Plan or any other plan or to pay taxes with respect to such an option.

(2) In order to provide a limitation on the number of shares that may be issued as Incentive Stock Options as provided by the Code, no more than 1,000,000 shares of Common Stock, or if less the number of shares that may be issued under the Plan, shall be granted as Incentive Stock Options in any calendar year. Such shares may be in whole or in part, as the Board of Directors shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation.

(3) In order to provide a limitation on the number of shares that may be issued as Restricted Stock, Stock Units, SARs, and Awards other than Stock Options, no more than 1,000,000 shares of Common Stock that may be issued under the Plan shall be granted as Restricted Stock, Stock Units, SARs, or Awards other than Stock Options.

SECTION XIX

RIGHTS OF EMPLOYEES

Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards. Nothing in the Plan will confer on any Employee or Participant any right to continue in the employ of the Corporation or any of its subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its subsidiaries to terminate an Employee or Participant’s employment at any time for any reason.

SECTION XX

CHANGE IN CONTROL

Notwithstanding any provision contained herein to the contrary, in the event of a Change in Control, all awarded Restricted Stock and Stock Units will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of the original term or employment status, except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, each Participant may elect, in a form and manner determined by the Corporation, that any Stock Option held by the Participant at the time of the Change in Control whose exercise in accordance with the terms of the Plan is prohibited at the time of the Change in Control by reason of the application of Federal or state securities laws shall be canceled effective as of the Change in Control in exchange for a cash payment from the Corporation equal to (i) (a) the excess (if any) of the value per share of Common Stock provided to stockholders of the Corporation generally in connection with the Change in Control (or, if none, the fair market value of a share of Common Stock on the date of the Change in Control or, if not a trading day, on the last trading day preceding the date of the Change in Control) over the Exercise Price under the Stock Option multiplied by (b) the number of shares of Common Stock subject to the Stock Option, less (ii) the statutory minimum withholding tax that may be due by reason of such payment, provided that this election will apply in respect of an Incentive Stock Option outstanding as of June 18, 2007 only if the holder of the Incentive Stock Option consents, during a period of less than 30 days following June 18, 2007, to its application to the Incentive Stock Option.

SECTION XXI

LIMITATION OF ACTIONS

Every right of action by or on behalf of the Corporation or any shareowner against any past, present or future member of the Board of Directors, officer or Employee arising out of or in connection with the Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or Employee, cease and be barred by the expiration of three (3) years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to shareowners an annual report of the Corporation and a proxy statement for the annual meeting of shareowners following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate amount of Awards under the Plan during such period; and any and all right of action by an Employee, Consultant, or Non-Employee Director (past, present or future) against the Corporation arising out of or in connection with the Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

SECTION XXII

GOVERNING LAW

The Plan will be governed by and construed in accordance with applicable Federal laws and, to the extent not inconsistent therewith or pre-empted thereby, with the laws of the State of Delaware (without regard to the conflicts of laws provisions of that State or any other jurisdiction), including applicable regulations, rules, and such other applicable authorities thereunder (“Applicable Law”). Accordingly, for the avoidance of doubt, the receipt, exercise, issuance, and disposition, as appropriate, of any Award, Common Stock, Stock Option, or other incentive or award under the Plan is expressly conditioned upon and subject to any and all limitations, restrictions, prohibitions, or such other conditions imposed by Applicable Law, including, but not limited to, applicable Federal and state securities law. Without limiting the generality and applicability of the foregoing and notwithstanding any provision of the Plan to the contrary, if and to the extent any amounts payable or benefits provided under this Plan are subject to, and would otherwise violate, the requirements of Section 409A of the Internal Revenue Code, including applicable regulations, rules, and such other applicable authorities thereunder (“Code Section 409A”), such amounts or benefits shall be paid or provided under such other conditions, determined by the Committee in its sole discretion, that cause the provision of such amounts or benefits to comply with, or not to be subject to, Code Section 409A and this Plan shall be construed and administered accordingly to achieve that objective.

SECTION XXIII

EFFECTIVE DATE

The effective date of the Plan shall be February 17, 2004 (the “Effective Date”), subject to approval by the stockholders at the Corporation’s Annual Meeting to be held on February 17, 2004, or any adjournment thereof. The Plan shall continue in effect for ten (10) years from the Effective Date, expiring February 16, 2014. No Awards may be granted under the Plan subsequent to February 16, 2014, but Awards theretofore granted may extend beyond that date in accordance with their terms.